UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

                         February 24, 2015
Date of report (Date of earliest event reported)

AG&E HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:         (708) 290 2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01     Entry Into a Material Definitive Agreement

On February 20, 2015, the Company entered into retention agreements for two key executives, Anthony Spier (CEO) and Renee Zimmerman (CFO). The retention agreement for Mr. Spier provides for a transaction bonus of $100,000 upon a change in control as well as a liquidation bonus of up to $100,000. The retention agreement for Ms. Zimmerman provides for a transaction bonus of $50,000 upon a change in control. Both agreements are conditional upon continuous employment and expire on December 31, 2015.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The information in Item 1.01 above is hereby incorporated by reference to this item.

Item 9.01     Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

10.1	Retention Agreement – Anthony Spier

10.2	Retention Agreement – Renee Zimmerman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 24, 2015	/s/ Renee Zimmerman
Title: Senior Vice President & CFO